EXHIBIT 99.1

Sinclair Broadcast Group, Inc.

2005 Base Salaries and Cash Bonuses for the Year Ended

December 31, 2004 for the Named Executive Officers

Named Executive Officer(1)	2005 Base Salary	Cash Bonus for the Year Ended December 31, 2004
David D. Smith President and Chief Executive Officer	$1,000,000	$—
David B. Amy Executive Vice President and Chief Financial Officer	$500,000	$100,000
Steven Marks Chief Operating Officer – Television Group	$633,000	$100,225
Barry M. Faber Vice President – General Counsel	$425,000	$75,000
Lucy Rutishauser Vice President of Corporate Finance and Treasurer	$238,750	$46,800

(1) Our named executive officers include the individual serving as Chief Executive Officer of the Company during 2004 and the four most highly compensated executive officers other than the CEO.